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                                                                   Exhibit 10.19

                       FIRST AMENDMENT TO LEASE AGREEMENT

      THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into as of this 31 day of August, 1999, by and between McCormick Place, L.L.C., an Arizona limited liability company ("Landlord"), and VistaCare, Inc. a Delaware corporation ("Tenant").

1.    RECITALS

      1.1 Landlord and Tenant entered into a Lease Agreement dated April 12, 1999 (the "Lease"), wherein Landlord leased to Tenant a portion of the Second Floor with 20,000 rentable square feet at 8125 North Hayden Road, Scottsdale, Arizona, 85258 (the "Premises"). The Lease Agreement, as amended, is hereinafter referred to as the "Lease".

      1.2 By this First Amendment to Lease Agreement, the parties desire to further amend the Lease on the terms and conditions hereafter set forth.

      1.3 Except as specifically defined in this Amendment, all capitalized terms shall have the same meaning as set forth in the Lease.

      NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, state, confirm and agree as follows:

2.    AGREEMENT

      2.1   Article 1 Premises shall be and is hereby modified by:

            (a) deleting all of Section 1.1 and inserting the following in lieu thereof: "The Premises is located on the third (3rd) floor and includes all of the occupiable space on the floor as shown on Exhibit "A-MOD". The Rentable Area of the Premises is estimated to be 25,774 square feet including the Load Factor; provided, however, if the Rentable Area or the Load Factor should be greater or less, as a result of construction of the Building, the Premises, other premises, or Interior Common Facilities, the Rentable Area set
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                  forth in this Section 1.1 shall be adjusted accordingly";

            (b) modifying Section 1.2 (a) (ii) by deleting the words "multiplied by" and inserting the word "plus" in lieu thereof;

            (c) deleting all of Section 1.2 (b) and inserting the following in lieu thereof; "Useable area means the area of the Premises to include all occupiable space on the third (3rd) floor (excluding stairwells, elevator shafts, and vertical shafts) computed by measuring to the exterior surface of permanent outside walls, to the Tenant side of permanent interior walls.";

            (d) deleting all of Section 1.2 (c) and inserting the following in lieu thereof; "Load factor means one third (1/3) of the total area of the main lobby, elevator lobby and fire corridors located on the first floor of the Premises."

      2.2 Article 3 Rent shall be and is hereby modified by deleting the first three (3) sentences and inserting the following in lieu thereof:

                                "ARTICLE 3: RENT

            3.1 Beginning with the third (3rd) month of the Lease, Tenant covenants and agrees to pay to Landlord, without deduction, setoff, prior notice or demand, for the use and occupancy of the Premises a minimum monthly rent of Fifty Two Thousand Six Hundred Twenty One and 92/100 Dollars ($52,621.92) payable in advance on the first day of each and every calendar month through thirty eighth (38th) month of the Lease Term. Beginning with the thirty ninth (39th) month of the Term and continuing for the next twenty four (24) months, through the sixty second (62nd) month, Tenant agrees to pay a Minimum Monthly Rent of Fifty Three Thousand Six Hundred Ninety Five and 83/100 Dollars ($53,695.83) payable in advance on the first day of each and every calendar month. Beginning with the sixty third
            (63rd) month of the Term and continuing for the next twenty four
            (24) months, through the eighty sixth (86th) month, Tenant agrees to pay a Minimum Monthly Rent of Fifty Five Thousand Eight Hundred Forty Three and 67/100 Dollars ($55,843.67)
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            payable in advance on the first day of each and every calendar month."

      2.3 Article 8 Security Deposit shall be and is hereby modified by deleting the words and dollar amount "Twenty Two Thousand Nine Hundred Eighty Seven and 04/100 Dollars ($22,897.04)" and inserting the words and dollar amount "Thirty Four Thousand Seven Hundred Seventy Five and 63/100 Dollars ($34,775.63)" in lieu thereof.

      2.4 Rider "1" Option to Extend shall be and is hereby modified by deleting all of Section 2 Minimum Monthly Rent During the Renewal Term and inserting the following in lieu thereof

            "2. Minimum Monthly Rent During The Renewal Term. The Minimum Monthly Rent and Parking Rates for the First Renewal Term and the Second Renewal Term shall be equal to the market rental rates then being charged to new occupants of space in comparable buildings for a comparable transaction ("Fair Market Rental Rate").

            Landlord shall determine the Fair Market Rental Rate by using its good faith judgement. Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty
            (20) days) after Tenant provides the Option Notice to Landlord exercising Tenant's option rights which require a determination of the Fair Market Rental Rate. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental or to reasonable object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then Landlord or Tenant may request an independent appraisal of the Fair Market Rental Rate.

            (a)   If Tenant or Landlord requests an independent appraisal,
                  then within thirty (30) days of the date of the request, Landlord and Tenant shall each, at its own expense, provide to the other the written opinion of a qualified real estate appraiser (the "appraiser") regarding the Fair
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                  Market Rental Rate. If the lower appraisal is at least
                  ninety-five percent (95%) of the higher, then the Fair Market Rental Rate shall be the average of the two opinions.

            (b) If the lower appraisal is not at least ninety five percent (95%) of the higher, then, the appraisers shall, within ten
                  (10) days of the date the later opinion was provided, agree on the appointment of a third appraiser who shall provide a written opinion on the Fair Market Rental Rate within fifteen (15) days of his or her appointment. The cost of the third appraiser shall be paid by Landlord and Tenant equally."

            Brokerage Commission. If Tenant exercises its Option to Extend at each Renewal Term, Landlord shall not be required to pay a brokerage commission associated with such transaction.

      2.5 Exhibit A to the Lease is hereby replaced in its entirety with Exhibit "A-MOD" attached hereto.

      2.6 As amended herein, all of the terms and conditions of the Lease are hereby ratified and confirmed in their entirety.
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      IN WITNESS WHEREOF, the parties, have executed this Amendment as of the date first written above.

      LANDLORD:

      MCCORMICK PLACE, L.L.C.

      An Arizona limited liability company

      BY: /s/ Robert G. Mayfield
         ________________________

            Robert G. Mayfield

            Its: Member

      TENANT:

      VistaCare, Inc.

      A Delaware corporation

      BY: /s/ David Daucher
         ________________________

      Its: CFO
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      EXHIBIT "A-MOD"

      FLOOR PLAN

      (diagram omitted)